Exhibit 10.6


                              FORBEARANCE AGREEMENT



                  This Forbearance Agreement ("Agreement") dated as of April 26, 2004 is made and entered into by and among Continental Global Group, Inc., a Delaware corporation (the "Company"), N.E.S. Investment Co. ("N.E.S.")
and CFSC Wayland Advisors, Inc. ("Wayland").

                                   BACKGROUND

A. Wayland is a holder of, or investment manager or advisor for certain discretionary accounts that are holders or beneficial owners of, certain of the Notes (as defined below).

B. The Company, Wayland and N.E.S. are in good faith negotiations regarding the restructuring of the terms of the Notes (the "Potential Restructuring").

C. The Company and N.E.S. desire that Wayland forbear the exercise of any rights and remedies under or with respect to the Notes owned or controlled by Wayland while the parties are negotiating the restructuring of the terms of the Notes and Wayland has agreed to such forbearance in accordance with the terms of this Agreement.

                  NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not defined elsewhere herein shall be defined as set forth below:

                  "Indenture" means the Indenture, dated as of April 1, 1997, among the Company each Subsidiary Guarantor (as defined therein) and Norwest Bank Minnesota, National Association, as trustee, relating to the Notes.

                  "Notes" means the Company's 11% Series A Senior Notes due 2007 and the Company's 11% Series B Senior Notes due 2007 issued pursuant to the Indenture.

                  "Person" means any individual or any partnership, corporation, joint venture, limited liability company or other unincorporated organization or entity or any association, trust, or governmental unit.

                  "Transfer" means to directly or indirectly sell (through a direct sale or otherwise), pledge, assign, encumber, grant a proxy, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or enter into an agreement, voting trust, commitment or other arrangement to sell (through a direct sale or otherwise), pledge, assign, encumber, grant a proxy, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or the act thereof.

                  "Trustee" means the trustee under the Indenture.

                  "Wayland Notes" means Notes in the aggregate principal amount set forth on Schedule I hereto.

2.                Forbearance and Agreement Not to Transfer.

     (a) So long as this Agreement remains in effect, Wayland hereby agrees (i) to forbear from enforcing any and all of its rights and remedies with respect to all defaults under the Notes or the Indenture existing as of the date hereof, (ii) not to instruct or direct the Trustee to enforce any of the rights and remedies accruing to it under the Indenture or the Trust Indenture Act of 1939, as amended, with respect to any default under the Notes or the Indenture existing as of the date hereof and (iii) to give a copy of this Agreement to the Trustee and to inform the Trustee that it is not authorized to take any action on behalf of Wayland that is inconsistent with Wayland's agreements and obligations under this Agreement. Wayland expressly consents to the Company's right to confirm such actions with the Trustee.

     (b) Wayland agrees, so long as this Agreement remains in effect, not to Transfer any Wayland Notes, in whole or in part, unless the transferee of such Transfer shall agree to be and shall become bound by the terms of this Agreement with respect to any Wayland Notes so transferred. Any Transfer of the Wayland Notes in violation of the foregoing restriction shall be deemed null and void ab initio.

3. Termination of Agreement. This Agreement shall terminate and expire upon the earlier to occur of:

     (i)          mutual written consent of the Company, Wayland and N.E.S.;

     (ii)         5:00 P.M. New York City time on May 31, 2004; or

     (iii)        delivery of notice pursuant to paragraph 16 hereof.

4.                Representations and Warranties.

     (a) Each of the signatories to this Agreement represents and warrants to the other signatories to this Agreement that:

          (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

          (ii) the execution, delivery and performance by it of this Agreement do not and shall not (A) violate any provision of law, order, rule or regulation applicable to it or its certificate of incorporation or bylaws or other organizational documents or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party or under its certificate of incorporation, bylaws or other governing instruments;

          (iii) the execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body;

          (iv) assuming the due execution and delivery of this Agreement by each of the other parties hereto, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms; and

          (v) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and confirms that its decision to execute this Agreement has been based upon its independent investigation and evaluation of the matters contemplated hereby.

     (b) Wayland further represents, warrants and covenants to the other signatories to this Agreement that, as of the date of this Agreement, Wayland is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the aggregate principal amount of Notes set forth on Schedule I hereto, with the sole power and authority to vote and dispose of such Notes, and Wayland has no interest in, or rights with respect to, any other Notes.

5. No Public Announcement. Wayland agrees that it shall not make any announcement or disclosure regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company.

6. Good Faith. Each of the signatories to this Agreement agrees to cooperate fully and in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the effectuation of the Potential Restructuring.

7. Amendments and Modifications. This Agreement shall not be amended except by instrument in writing signed by each of the parties hereto.

8. Further Assurances. Each of the signatories to this Agreement hereby further covenants and agrees to execute and deliver all further documents and agreements and take all further action that may be reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement.

9. Complete Agreement. This Agreement constitutes the complete agreement among the signatories hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the signatories to this Agreement.

10. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case at the address set forth below:

                           If to the Company:

                           Continental Global Group, Inc.
                           438 Industrial Drive
                           Winfield, Alabama  35594
                           Attention:  President
                           Telephone:  (205) 487-6492
                           Facsimile:  (205) 487-4233

                           With a copies to:

                           Squire, Sanders & Dempsey L.L.P.
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio  44114-1304
                           Attention:  David A. Zagore
                           Telephone:  (216) 479-8610
                           Facsimile:  (216) 479-8780

                           Milbank, Tweed, Hadley & McCloy LLP
                           1 Chase Manhattan Plaza
                           New York, New York  10005-1413
                           Attention:  Dennis F. Dunne
                           Telephone:  (212) 530-5000
                           Facsimile:  (212) 530-5219

                           If to N.E.S.:

                           N.E.S. Investment Co. 6140 Parkland Boulevard Mayfield Heights, Ohio 44124 Attention: Robert Tomsich Telephone: (440) 461-6000 Facsimile: (440) 449-3112

                           With a copy to:

                           Morris, Nichols, Arsht & Tunnell
                           P.O. Box 1347
                           Wilmington, Delaware  19899
                           Attention:  A. Gilchrist Sparks, III
                           Telephone:  (302) 658-9200
                           Facsimile:  (302) 658-3989

                           If to Wayland:

                           CFSC Wayland Advisers, Inc.
                           12700 Whitewater Drive
                           Minnetonka, Minnesota  55343
                           Attention:  Blake Carlson
                           Telephone:  (952) 984-3051
                           Facsimile:  (952) 984-3913

                           With a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY   10019
                           Attention:  Scott K. Charles
                           Telephone:  (212) 403-1202
                           Facsimile:  (212) 403-2202

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

11. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York applicable to contracts made and to be performed in the State of New York without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction.

12. Specific Performance. It is understood and agreed by each of the signatories to this Agreement that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach.

13. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the signatories to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives.

15. Additional Notes. Nothing herein shall prohibit Wayland, or any of its affiliates, funds or accounts (together, the "Affiliates"), from acquiring beneficial or record ownership of any additional Notes (the "Additional Notes"), subject to applicable securities laws, provided, however, that no such Affiliate holding such Additional Notes shall commence an involuntary bankruptcy case against the Company for so long as this Agreement remains in force and effect.

16. Fees and Expenses. The Company agrees to pay all reasonable out-of-pocket fees and expenses of Wachtell, Lipton, Rosen & Katz, counsel to Wayland ("WLRK"), incurred by Wayland in the negotiation, execution and performance of
(i) this Agreement and (ii) the Potential Restructuring; provided, however, that the Company may, in its sole discretion, upon written notice to Wayland, terminate its obligations under this paragraph; provided further, that the Company shall be responsible for any fees and expenses incurred by WLRK prior to the delivery of such notice; and provided further, that, upon the delivery of such notice, this Agreement shall be deemed terminated. WLRK agrees that it shall provide notice to the Company at such time during any calendar month as the aggregate amount of its fees and expenses reaches (i) $50,000 and (ii) thereafter, each multiple of $50,000.

17. Venue. For so long as this Agreement remains in effect and in the event that an involuntary case is commenced against the Company, Wayland agrees that it shall not challenge any actions by the Company to change or otherwise transfer venue of such action.

18. Confidentiality Agreement. Wayland acknowledges that it is subject to all terms and conditions agreed to in that certain Confidentiality Agreement, dated January 8, 2004, between the Company and Wayland, provided, however, that such Confidentiality Agreement is hereby modified by changing the date of March 31, 2004 wherever it appears therein to May 31, 2004.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart.

20. No Third-Party Beneficiaries. This Agreement shall be solely for the benefit of the signatories to this Agreement, and no other Person shall be a third-party beneficiary hereof. Nothing in this Agreement, express or implied, shall give to any Person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

21. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.


                     [Remainder of this page intentionally left blank. Signature page follows.]

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.



                                     Continental Global Group, Inc.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                     CFSC Wayland Advisors, Inc.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                     N.E.S. INVESTMENT CO.


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                   SCHEDULE I

                                  Wayland Notes